Exhibit 10.6

ID Global Solutions Corporation
160 East Lake Brantley Drive
Longwood, Florida 32779

                                                   September 25, 2015

Thomas R. Szoke

Re:	Employment Agreement (the “Agreement”) dated February 27, 2014 between ID Global Solutions Corporation (the “Company”) and Thomas R. Szoke (“Executive”)

Dear Mr. Szoke:

Reference is hereby made to the Agreement. It is hereby agreed to by the parties that Section 2 of the Agreement shall be amended and restated to state the following:

“h.       Additional Compensation. The Company shall issue to Executive a common stock option (the “Option”) to purchase 10,000,000 shares of common stock of the Company exercisable at $0.45 per share for a period of five years. The Option may be exercised for cash or on a cashless baseless.”

We kindly request that you execute this letter below indicating that you agree with the above Amendment and statements.

Sincerely,

ID Global Solutions Corporation

By:/s/ Douglas Solomon
Name: Douglas Solomon
Title: COO

AGREED AND ACKNOWLEDGED:

/s/ Thomas R. Szoke

Thomas R. Szoke